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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 22, 2007, with respect to the consolidated financial statements of Enogex Inc., our report dated November 15, 2007, with respect to the balance sheet of OGE Enogex GP LLC, and our report dated November 15, 2007, with respect to the balance sheet of OGE Enogex Partners L.P., included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-144089) and related Prospectus of OGE Enogex Partners L.P. for the registration of common units representing limited partner interests.

/s/ Ernst & Young LLP

Oklahoma City, Oklahoma
January 7, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm